EXHIBIT 21

                SUBSIDIARIES OF T. ROWE PRICE ASSOCIATES, INC.
                              DECEMBER 31, 1999


Subsidiary companies and state of incorporation                     Ownership
_____________________________________________________________________________

T. Rowe Price (Canada), Inc. (Maryland)                               100%
T. Rowe Price Investment Services, Inc. (Maryland)                    100%
T. Rowe Price Investment Technologies, Inc. (Maryland)                100%
T. Rowe Price Retirement Plan Services, Inc. (Maryland)               100%
T. Rowe Price Services, Inc. (Maryland)                               100%
T. Rowe Price Stable Asset Management, Inc. (Maryland)                100%
TRP Finance, Inc. (Delaware)                                          100%
  Rowe Price-Fleming International, Inc. (Maryland)                    50%
TRP Suburban Second, Inc. (Maryland)                                  100%


Other subsidiaries have been omitted because, when considered in the aggregate, they do not constitute a significant subsidiary.